Exhibit 99.1

Contact:

Brent Johnson

Investor Relations

801-303-3577

brent.johnson@clearone.com

CLEARONE REPORTS 2012 FOURTH QUARTER, FULL YEAR FINANCIAL RESULTS

Company Reports Record Q4 Revenue, Exceeds $13 Million

SALT LAKE CITY, UTAH — February 27, 2013 — ClearOne (NASDAQ: CLRO) today reported its financial results for the fourth quarter and full year ended December 31, 2012.

For the 2012 fourth quarter, revenue increased 9% to $13.0 million from $12.0 million for the fourth quarter of 2011.  Gross profit was $7.4 million, or 57% of revenue, compared with $7.1 million, or 59% of revenue, for the fourth quarter of 2011.  Operating income was $39.1 million and net income was $24.5 million, or $2.67 per diluted share, which included $38.3 million of proceeds from litigation, net.  For the prior year fourth quarter, operating income was $2.1 million and net income was $1.4 million, or $0.15 per diluted share.  Non-GAAP net income, which excludes proceeds from litigation, share-based compensation and other non-operating items, was $1.2 million, or $0.13 per diluted share, compared with $1.5 million, or $0.17 per diluted share, for fourth quarter 2011.  Non-GAAP Adjusted EBITDA was $2.9 million, or $0.31 per diluted share, compared with $2.6 million, or $0.28 per diluted share, for fourth quarter of 2011.

For the 2012 full year, revenue was $46.4 million compared with $46.1 million for 2011.  Gross profit was $27.3 million, or 59% of revenue, compared with $27.5 million, or 60% of revenue, for 2011.  Operating income, which included $38.5 million of proceeds from litigation was $42.5 million and net income was $26.6 million, or $2.89 per diluted share.  For the prior year, which included $3.7 million of proceeds from litigation, operating income was $10.6 million and net income was $6.9 million, or $0.75 per diluted share.  Non-GAAP net income was $4.0 million, or $0.43 per diluted share, compared with $5.3 million, or $0.57 per diluted share, for 2011.  Non-GAAP Adjusted EBITDA was $8.0 million, or $0.87 per diluted share, compared with $9.0 million, or $0.97 per diluted share, for 2011.

The reconciliation between GAAP and Non-GAAP measures is available in the tables attached to this release.

“We finished 2012 with a record performance due to substantial increase in demand for our products in North America. We are optimistic that our positive momentum will be not only sustained but further propelled by the introduction of new and innovative audio and video products into our channel,” said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne.  “The strong cash position we currently enjoy has also allowed us to increase our commitment to our stock buy-back program.  We will also carefully evaluate over time, opportunities available to us and use the cash for selective infusions of technology, sales & marketing, infrastructure, and other investments to fuel our growth, as well as acquisitions that may strategically fit our business and are accretive to our performance.”

At December 31, 2012, the company had cash and cash equivalents of $55.5 million, up from $16.7 million at the end of the prior year, and no debt.

Recent Highlights:

•         December 2012.  The company settled an arbitration proceeding for $45.0 million, subject to a 15% contingency legal fee paid to ClearOne's litigation counsel.

•         December 2012.  The company established a distribution agreement with D&H Distributing, under which D&H will distribute ClearOne's new line of software-based video conferencing solutions and its USB, analog and VoIP conference phones to authorized technology resellers and retailers in North America.

•         December 2012.  The company announced its new WS800 Digital Wireless Microphone System to complement its professionally installed audio conferencing product lines.  The microphone system uses radio-frequency digital wireless signal transmission technology with highly secure encryption and is optimized to work with CONVERGE® Pro and INTERACT® Pro products.

•         January 2013.  The company appointed video conferencing veteran Adi Regev as Vice President of its video conferencing business.  Regev will be responsible for the strategic positioning, business development and growth of the company's COLLABORATE™ portfolio of software-based video conferencing products, which includes desktop video applications, room systems, and infrastructure and management solutions.

•         February 2013.  The company's Board of Directors approved an increase in the company's stock repurchase program to $10.0 million from $3.0 million of its outstanding shares of common stock in open market or privately negotiated transactions.

Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information.  ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance.  Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and Non-GAAP financial measures.  The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.  ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections.  This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP.  There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes.  A detailed reconciliation of Non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio  and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company’s stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of December 31, 2012	As of December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 55,509	$ 16,683
Receivables, net of allowance for doubtful accounts of $60 and $149, respectively	8,388	8,457
Inventories	10,873	12,565
Deferred income taxes	3,148	2,987
Prepaid expenses and other assets	1,369	740
Total current assets	79,287	41,432
Long-term inventories, net	1,955	1,905
Property and equipment, net	1,708	2,338
Intangibles, net	4,258	2,690
Goodwill	3,472	1,153
Deferred income taxes	1,195	—
Other assets	64	41
Total assets	$ 91,939	$ 49,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,302	$ 2,814
Accrued liabilities	2,143	2,234
Income taxes payable	14,782	300
Deferred product revenue	3,593	3,404
Total current liabilities	22,820	8,752
Deferred income taxes	-	101
Deferred rent	422	494
Other long-term liabilities	2,029	548
Total liabilities	25,271	9,895

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,258,206 and 9,098,152 shares issued and outstanding, respectively	9	9
Additional paid-in capital	40,814	40,073
Treasury stock at cost - 94,744 as of December 31, 2012	(384)	—
Retained earnings (accumulated deficit)	26,229	(418)
Total shareholders' equity	66,668	39,664
Total liabilities and shareholders' equity	$ 91,939	$ 49,559

CLEARONE INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share value)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenue	$ 13,036	$ 11,965	$ 46,417	$ 46,067
Cost of goods sold	5,625	4,855	19,089	18,522
Gross profit	7,411	7,110	27,328	27,545

Operating expenses:
Sales and marketing	1,903	1,846	8,112	8,120
Research and product development	2,265	1,880	8,261	7,128
General and administrative	2,374	1,262	6,934	5,427
Proceeds from litigation, net	(38,250)	-	(38,500)	(3,702)
Total operating expenses	(31,708)	4,988	(15,193)	16,973

Operating income	39,119	2,122	42,521	10,572
Other income (expense), net	(7)	10	34	24
Income before income taxes	39,112	2,132	42,555	10,596
Provision for income taxes	14,598	711	15,908	3,667
Net income	$ 24,514	$ 1,421	$ 26,647	$ 6,929

Basic earnings per common share	$ 2.69	$ 0.16	$ 2.93	$ 0.77
Diluted earnings per common share	$ 2.67	$ 0.15	$ 2.89	$ 0.75

Basic weighted average shares outstanding	9,109,552	9,095,333	9,107,234	9,027,934
Diluted weighted average shares outstanding	9,192,714	9,237,214	9,214,685	9,271,811

CLEARONE INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Quarter ended December 31, 2012			Quarter ended December 31, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 13,036	$ -	$ 13,036	$ 11,965	$ -	$ 11,965
Cost of goods sold	5,625	(3)	5,622	4,855	(43)	4,812
Gross profit	7,411	3	7,414	7,110	43	7,153

Operating expenses:
Sales and marketing	1,903	(13)	1,890	1,846	(12)	1,834
Research and product development	2,265	(11)	2,254	1,880	(6)	1,874
General and administrative	2,374	(1,394)	980	1,262	(156)	1,106
Proceeds from litigation	(38,250)	38,250	-	-	-	-
Total operating expenses	(31,708)	36,832	5,124	4,988	(174)	4,814

Operating income	39,119	(36,829)	2,290	2,122	217	2,339
Other income (expense), net	(7)	-	(7)	10	-	10
Income before income taxes	39,112	(36,829)	2,283	2,132	217	2,349
Provision for income taxes	14,598	(13,540)	1,058	711	110	821
Net income	$ 24,514	$ (23,289)	$ 1,225	$ 1,421	$ 107	$ 1,528

Basic earnings per common share	$ 2.69		$ 0.13	$ 0.16		$ 0.17
Diluted earnings per common share	$ 2.67		$ 0.13	$ 0.15		$ 0.17

Basic weighted average shares outstanding	9,109,552		9,109,552	9,095,333		9,095,333
Diluted weighted average shares outstanding	9,192,714		9,192,714	9,237,214		9,237,214

The adjustments consist of the following:
Share-based compensation		$ 65			$ 56
Amortization of purchased intangibles		301			130
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages		376			31
Acquisition related expenses		57			-
Proceeds from litigation, net of legal expenses and special bonus to key litigation participants		(37,628)			-
Total of adjustments before taxes		(36,829)			217
Income taxes affected by the above adjustments		(13,540)			110
Total adjustments		$ (23,289)			$ 107

CLEARONE INC.
(Dollars in thousands, except per share value)

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Year ended December 31, 2012			Year ended December 31, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 46,417	$ -	$ 46,417	$ 46,067	$ -	$ 46,067
Cost of goods sold	19,089	(6)	19,083	18,522	(43)	18,479
Gross profit	27,328	6	27,334	27,545	43	27,588

Operating expenses:
Sales and marketing	8,112	(58)	8,054	8,120	(25)	8,095
Research and product development	8,261	(37)	8,224	7,128	(18)	7,110
General and administrative	6,934	(2,670)	4,264	5,427	(1,207)	4,220
Proceeds from litigation	(38,500)	38,500	-	(3,702)	3,702	-
Total operating expenses	(15,193)	35,735	20,542	16,973	2,452	19,425

Operating income	42,521	(35,729)	6,792	10,572	(2,409)	8,163
Other income (expense), net	34	-	34	24	-	24
Income before income taxes	42,555	(35,729)	6,826	10,596	(2,409)	8,187
Provision for income taxes	15,908	(13,059)	2,849	3,667	(805)	2,862
Net income	$ 26,647	$ (22,670)	$ 3,977	$ 6,929	$ (1,604)	$ 5,325

Basic earnings per common share	$ 2.93		$ 0.44	$ 0.77		$ 0.59
Diluted earnings per common share	$ 2.89		$ 0.43	$ 0.75		$ 0.57

Basic weighted average shares outstanding	9,107,234		9,107,234	9,027,934		9,027,934
Diluted weighted average shares outstanding	9,214,685		9,214,685	9,271,811		9,271,811

The adjustments consist of the following:
Share-based compensation		$ 241			$ 187
Amortization of purchased intangibles		679			393
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages		902			872
Acquisition related expenses		327			-
Proceeds from litigation, net of legal expenses and special bonus to key litigation participants		(37,878)			(3,861)
Total of adjustments before taxes		(35,729)			(2,409)
Income taxes affected by the above adjustments		(13,059)			(805)
Total adjustments		$ (22,670)			$ (1,604)

CLEARONE INC.
(Dollars in thousands, except per share value)

UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
GAAP net income	$ 24,514	$ 1,421	$ 26,647	$ 6,929
Adjustments:
Provision for income taxes	14,598	711	15,908	3,667
Depreciation and amortization	874	348	1,864	1,220
Non-GAAP EBITDA	39,986	2,480	44,419	11,816
Proceeds from litigation, net of legal expenses and special bonus to officers	(37,628)	-	(37,878)	(3,861)
Share-based compensation	65	56	241	187
Legal expenses for litigation relating to indemnification of former officers, intellectual property claims and our claim for damages	376	31	902	872
Acquisition related expenses	57	-	327	-
Non-GAAP Adjusted EBITDA	$ 2,856	$ 2,567	$ 8,011	$ 9,014

Basic weighted average shares outstanding	9,109,552	9,095,333	9,107,234	9,027,934
Diluted weighted average shares outstanding	9,192,714	9,237,214	9,214,685	9,271,811

Basic Adjusted EBITDA per common share	$ 0.31	$ 0.28	$ 0.88	$ 1.00
Diluted Adjusted EBITDA per common share	$ 0.31	$ 0.28	$ 0.87	$ 0.97